Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-282700) on Form F-1 of our report dated September 9, 2024, (November 25, 2024, as to the revenue recognition policy of virtual driver operation services disclosed in Note 2) relating to the financial statements of Pony AI Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, the People's Republic of China

November 25, 2024